Exhibit 99.1

Earthstone Energy Announces $1.0 Billion Delaware Basin
Acquisition

Highly Accretive Transaction in Delaware Basin Meaningfully Increases Scale

The Woodlands, Texas, June 15, 2023 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone”, the “Company”, “our”, or “we”) today announced that it has entered into an agreement (the “Agreement”) to acquire Novo Oil & Gas Holdings, LLC (“Novo”), a privately-held Delaware Basin focused E&P company backed by EnCap Investments L.P. (“EnCap”), for $1.5 billion. Concurrently, Northern Oil and Gas, Inc. (NYSE: NOG) (“Northern”) will acquire working interests equal to a pro-rata 33⅓ % of the oil and gas assets of Novo for $0.5 billion from Earthstone, resulting in a $1.0 billion purchase price net to Earthstone for the retained 66⅔ % interest (the “Novo Acquisition”). Consideration at closing will be subject to customary purchase price adjustments. The effective date of the Novo Acquisition is May 1, 2023, and closing is anticipated to occur in the third quarter of 2023, subject to customary closing conditions.

The Novo Acquisition is expected to be funded with cash on hand and borrowings under the Company’s senior secured revolving credit facility (the “Credit Facility”). In conjunction with the Novo Acquisition, Earthstone has secured $250 million of incremental commitments from existing lenders. This increases elected commitments under Earthstone’s Credit Facility from the current $1.4 billion to $1.65 billion and provides for ~$1.2 billion in undrawn commitments at closing based on $452 million debt outstanding as of March 31, 2023.

Robert J. Anderson, President and CEO of Earthstone, commented, “Over the past few years, we strategically positioned the Company as a significant operator in the Permian Basin. In 2022, we materially advanced our consolidation strategy, closing three accretive acquisitions totaling ~$2.0 billion, including two significant northern Delaware Basin asset acquisitions. I am pleased that we are continuing to further our consolidation strategy with today’s announcement of the Novo Acquisition as we further build our northern Delaware Basin asset base. With significant production volumes from the Novo Acquisition, we expect Earthstone’s near-term production levels to surpass 135,000 barrels of oil equivalent per day (“Boepd”). Further, we anticipate Free Cash Flow to increase significantly compared to standalone Earthstone as we have added substantial producing assets but are not increasing capital expenditures. The addition of approximately 200 high-quality, low breakeven locations deepens our drilling inventory and with our flat rig count, extends our inventory life significantly to over a decade. We believe the benefits of continued consolidation are very compelling, and we strongly believe this is a value-creating transaction for Earthstone. We are also pleased that Northern recognized the value of these assets and chose to participate in this highly accretive transaction.”

Novo Asset Highlights (Net to Earthstone)

•Recent production of approximately 38,000 Boepd (37% oil, 66% liquids) from 114 wells
•$912 million Proved Developed (“PD”) PV-10 and PD reserves of approximately 73.9 million barrels of oil equivalent (“MMBoe”)(1)
•21 gross operated wells waiting on completion
•Estimated $360-380 million of next twelve months (“NTM”) Adjusted EBITDAX(2)(3)
•Approximately 11,300 net acres (99% operated, 57% working interest, 86% held by production) in the core of the Delaware Basin in Eddy County, New Mexico, and Culberson County, Texas

•High-return drilling inventory with ~200 gross operated locations and with average breakeven below $40 barrel of oil (“Bbl”)(4)

Novo Acquisition Highlights

•Attractive Financial Accretion: Purchase price implies 2.7x NTM Adjusted EBITDAX and approximately a 30% NTM unlevered Free Cash Flow yield. The transaction is accretive to Earthstone across key financial metrics, providing an estimated increase to 2024E Adjusted EBITDAX of more than 20% and an estimated increase to 2024E Free Cash Flow of more than 60%(3)(5).
•Enhanced Scale & Synergy: Highly complementary acreage and regional expertise supports greater capital and operational efficiency, plus increased and sustainable Free Cash Flow generation.
•Adds High-Quality Inventory: Strengthens deep inventory with ~200 high-return locations, with average breakeven below $40/Bbl and de-risked gross locations across multiple benches that will immediately receive an allocation of capital. Extends inventory life to approximately 13 years.
•Creates a Stronger Earthstone: Transaction significantly strengthens operational and financial performance, better positions Earthstone as a Permian consolidator, and accelerates potential for meaningful shareholder returns.

Earthstone intends to maintain its five operated drilling rigs post-closing. Given that Novo’s inventory immediately competes for capital, Earthstone intends to move one of its two drilling rigs currently operating in the Midland Basin to the Delaware Basin to focus on the Novo assets. The net result will be Earthstone having four rigs operating in the Delaware Basin and one in the Midland Basin post-closing. The Novo Acquisition and revised development plan continue Earthstone’s evolution over the past several years, with its drilling inventory and development program now heavily weighted towards the highly economic northern Delaware Basin assets.

Recent Non-Core Asset Sales

Earthstone sold certain non-core assets in the Midland Basin for cash proceeds of approximately $56 million on May 31, 2023. The divested assets included production of approximately 530 Boepd (~45% oil) and acreage comprising 32 short lateral drilling locations. Earthstone will continue to consider other non-core asset sales as appropriate in the future.

Impact on Earthstone

The estimated impact on Earthstone from the Novo Acquisition, recent non-core asset sale, and expected capital program is described below. Earthstone intends to provide updated guidance in conjunction with the closing of the Novo Acquisition.

Production:
•4Q 2023 production expected to increase by 30,000-35,000 Boepd (37% oil) relative to the current operating plan and guidance (2023 guidance of 96,000-104,000 Boepd)
•2024 total Earthstone production expected to decline moderately compared to 4Q 2023 production, with the production profile flattening out in 2H 2024

Capital Expenditures:
•No change to the 2023 capital expenditures guidance of $725-775 million

Free Cash Flow:
•Free Cash Flow in 2024 expected to increase by more than 60% given no change to capital expenditures, improved capital efficiency with the Novo drilling inventory and increase in production(3)

Drilling Inventory:
•Delaware Basin acreage position increases by approximately 11,300 net acres to approximately ~56,000 net acres
•Drilling inventory increases 24% to 1,020 gross locations, with approximately 70% of locations in the Delaware Basin
•Extends inventory life to approximately 13 years with a five-rig drilling program

Debt Metrics and Liquidity:
•Forecasted leverage at year-end 2023 of 1.1x Last Quarter Annualized (“LQA”) Adjusted EBITDAX(2)
•Moderate increase to near-term leverage counterbalanced by targeted sub-1.0x leverage within 12 months(5)

Approvals

The Conflicts Committee of the Board of Directors of Earthstone approved and recommended the Novo Acquisition to the Board of Directors of Earthstone, which has approved the Novo Acquisition. No further approvals are required.

Revised Commodity Hedge Positions

In conjunction with the signing of the Novo Acquisition, Earthstone increased its commodity hedge positions, entering into hedge positions accounting for more than 50% of Novo’s proved developed producing oil and gas reserve volumes through 2024.

Investor Presentation and Other Details

Please refer to the “Investors” section of Earthstone’s website, www.earthstoneenergy.com, for access to a presentation highlighting the Novo Acquisition.

Further details of the terms of the Novo Acquisition are set forth in the Agreement, which will be filed by Earthstone with the Securities and Exchange Commission (“SEC”) and will be available for viewing under its profile at www.sec.gov or under the “Investors” section of Earthstone’s website.

Advisors

Truist Securities, Inc. acted as the exclusive financial advisor to Earthstone. Raymond James & Associates, Inc. served as financial advisor for and provided a fairness opinion to Earthstone’s Conflicts Committee. RBC Richardson Barr acted as the exclusive financial advisor to Novo. Legal advisors included Kirkland & Ellis LLP for Earthstone, Richards, Layton & Finger, P.A. for Earthstone’s Conflicts Committee, and Vinson & Elkins LLP for EnCap and Novo.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in the development and operation of oil and natural gas properties. Its primary assets are located in the Permian Basin of southern New Mexico and west Texas. Earthstone is listed on the New York Stock Exchange under the symbol “ESTE.” For more information, visit Earthstone’s website at www.earthstoneenergy.com.

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(1)    Cawley, Gillespie & Associates, Inc. (“CG&A”) estimates of proved developed reserve volumes and values, including wells that are fully drilled and in various stages of being completed and turned online, as of May 1, 2023, utilizing NYMEX strip prices as of May 24, 2023. PV-10 is a non-GAAP measure that differs from a measure under GAAP known as “standardized measure of discounted future net cash flows” in that PV-10 is calculated without including future income taxes. With respect to PV-10 calculated as of an interim date, it is not practicable to calculate the taxes for the interim period because GAAP does not provide for disclosure of standardized measure on an interim basis, and therefore it is not practicable to reconcile PV-10 as of May 1, 2023 to standardized measure.
(2)    Based on the effective date of 5/1/23 and strip prices as of May 24, 2023.
(3)    Adjusted EBITDAX and Free Cash Flow are non-GAAP measures. Adjusted EBITDAX is defined as net income (loss) plus, when applicable, accretion of asset retirement obligations; depletion, depreciation and amortization; interest expense, net; transaction costs; (gain) loss on sale of oil and gas properties; exploration expense; unrealized (gain) loss on derivative contracts; stock-based compensation; and income tax expense (benefit). Free Cash Flow is defined as Adjusted EBITDAX (defined above), less interest expense, less current portion of income tax expense, less accrual-based capital expenditures. These non-GAAP financial measures should not be considered in isolation from or as an alternative to financial measures determined in accordance with GAAP. In addition, these non-GAAP financial measures may differ from non-GAAP financial measures with comparable names and by other companies. Note, however, that to the extent forward-looking non-GAAP financial measures are provided herein, they are not reconciled to comparable forward-looking GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation.
(4)    Defined as locations that are estimated to generate at least a 10% rate of return.
(5)    Based on strip prices as of May 24, 2023.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “forecast,” “guidance,” “targets,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected benefits of the Novo Acquisition to Earthstone and its stockholders, the anticipated completion of the Novo Acquisition or the timing thereof, the expected future reserves, production, financial position, business strategy, revenues, earnings, free cash flow, costs, capital expenditures and debt levels of the combined company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of their experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the ability to complete the Novo Acquisition on anticipated terms and timetable; Earthstone’s ability to integrate its combined operations successfully after the Novo Acquisition and achieve anticipated benefits from it; the possibility that various closing conditions for the Novo Acquisition may not be satisfied or waived; risks relating to any unforeseen liabilities of Earthstone or Novo; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base and interest rates under Earthstone’s credit agreement; Earthstone’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; Earthstone’s ability to obtain external capital to finance exploration and development operations and acquisitions; the impacts of hedging on results of operations; uninsured or underinsured losses resulting from oil and natural gas operations; Earthstone’s ability to replace oil and natural gas reserves; and any loss of senior management or technical personnel; competition for assets, equipment, materials and qualified people; supply chain disruptions; constraints or downtime on midstream assets servicing Earthstone’s oil and gas production; Earthstone’s ability to replace oil and natural gas reserves; any loss of senior management or technical personnel; regulatory matters, including environmental regulations; social, market and regulatory efforts to address climate change; cybersecurity risks; general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine and the global response to such conflict; and the direct and indirect impact on most or all of the foregoing on the continuing COVID-19 pandemic. Earthstone’s annual report on Form 10-K for the year ended December 31, 2022, subsequent reports and filings with the Securities and Exchange Commission (“SEC”) discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. The forward-looking statements included in this press release speak only as of the date of this press release and Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact

Clay Jeansonne
Investor Relations
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
713-379-3080
CJeansonne@earthstoneenergy.com